Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE August 4, 2008	CONTACT:	Thomas A. Young, Jr. Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports 2nd Quarter 2008 Results
Positive progress seen in non-performing assets
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported a second quarter loss of $1,088,000 which is a $990,000 improvement over the first quarter 2008 loss of $2,078,000. Much of this loss can be attributed to $566,000 in direct OREO expenses and a $610,000 increase in our loan loss provision. On a year to date basis, the organization had a net loss of $3,166,000. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“Needless to say, our management team is less than pleased with the performance levels as they are not reflective of our typical performance or long term expectations, however, we believe the second quarter results reflect several bright spots as we continue to deal with this very unusual and challenging real estate recession. During the quarter, we recorded a fair value gain of $166,000 which is a significant improvement over the first quarter fair value adjustment. This is the result of a restructuring of our balance sheet which has placed the company in a more balanced position relative to fair value. In addition, we sold several pieces of other real estate owned (OREO) which led to a reduction of nonperforming assets by $2.6MM and we have seen a more stable credit quality picture. Lastly, we continue to look closely at all of our expense areas and are making difficult decisions where necessary,” said Thomas A. Young, Jr., President & CEO.
Total loans declined by approximately $17.4 million from June 30, 2007 to June 30, 2008. Total loans were $372.2 million as of June 30, 2008. Total assets were $569.6 million as of June 30, 2008 or $11.5 million less than the June 30, 2007 position of $581.1 million or $28.3 million greater than the December 31, 2007 level of $541.3 million. The modest year over year reduction in assets was primarily the result of the previously reported plan to reduce our investment portfolio and our exposure to mortgage related securities.
Our non-interest bearing deposits decreased by $24.1 million over the past year. Total non-interest bearing deposits were $89.2 million or 20.9% of total deposits as of June 30, 2008. Our non-interest bearing deposits increased by $23 million or 34.8%, over the December 31, 2007 level of $66.2 million. The growth is coming from both existing clients and the expansion of our title and escrow services client base which has led to significant amount of new accounts during 2008. Our total deposits grew to $426.3 million as of June 30, 2008 or $37.0 million greater than the June 30, 2007 level of $389.3 and $61.0 million greater than the December 31, 2007 level of $365.3 million.

Total non-performing assets amounted to $21.9 million as of June 30, 2008 which is down $2.7 million from the March 31, 2008 level of $24.6 million and $2.4 million down from the December 31, 2007 level of $24.3 million. During the quarter we had success in moving two residential properties out of the non-performing assets. The attached schedule reflects the individual properties in the non-performing status. We have expressions of interest in several of the OREO properties and we expect potential contracts in the near term. We recognize several of the development projects may have longer resolution time horizons due to the current real estate slowdown.
“The board and management remain committed to the vision of performance improvement. The management team has taken a variety of proactive steps over the year to improve core performance. As the newspapers, newscasts and the internet reflect each day, this is one of the toughest economic cycles America has faced in a long time. Our management team is working diligently to reduce the levels of non-performing assets as fast as can be reasonably expected. We anticipate the levels of non-performing assets to drop in a systematic fashion over the coming quarters. Our base franchise is an excellent banking company located in one of the key metropolitan areas in the United States. As the economy improves the metropolitan Washington, DC area we will clearly benefit. The support of shareholders during these trying times is greatly appreciated, said Harvey E. Johnson, Jr., Chairman of the Board.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2008*	2007	2007*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$26,321	$10,121	$26,708
Federal funds sold	15,265	1,256	6,523
Trading securities, at fair value	98,514	84,950	112,017
Investment securities available-for-sale, at fair value	24,354	26,128	28,494
Investment securities held-to-maturity, at amortized cost	—	—	100

Loans held for sale	1,087	1,925	3,721
Loans, net of unearned discount and fees	372,169	398,224	389,575
Less: allowance for loan losses	(5,502)	(6,411)	(4,899)

Loans, net	366,667	391,813	384,676

Premises and equipment, net	2,073	2,106	2,247
Other real estate owned (OREO)	14,495	4,277	367
Goodwill and intangibles	6,368	6,338	6,318
Other assets	14,418	12,348	9,949

TOTAL ASSETS	$569,562	$541,262	$581,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$89,173	$66,152	$113,332
Interest-bearing deposits ($78,964, $110,665 and $97,620 at fair value)	337,102	299,112	275,957

Total deposits	426,275	365,264	389,289

Repurchase agreements, federal funds purchased and other borrowings	35,075	38,203	50,165
Federal Home Loan Bank advances ($25,871, $76,615 and $74,671 at fair value)	50,871	76,615	74,671
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	4,752	5,137	4,025
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	527,283	495,529	528,460

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,380,981 shares issued and outstanding at June 30, 2008, December 31, 2007 and June 30, 2007, respectively.	20,427	20,427	21,524
Capital surplus	25,223	25,082	27,115
Retained earnings (deficit)	(2,766)	400	4,455
Accumulated other comprehensive (loss), net	(605)	(176)	(434)

TOTAL STOCKHOLDERS’ EQUITY	42,279	45,733	52,660

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$569,562	$541,262	$581,120

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008*	2007*	2008*	2007*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,972	$7,877	$12,213	$15,619
Investment securities	298	338	597	686
Trading securities	987	1,525	2,096	3,393
Federal funds sold	40	21	86	102

Total interest income	7,297	9,761	14,992	19,800

INTEREST EXPENSE:
Deposits	3,335	2,965	6,594	6,028
Purchased funds and other borrowings	807	2,236	2,074	4,479

Total interest expense	4,142	5,201	8,668	10,507

Net interest income	3,155	4,560	6,324	9,293
Provision for loan losses	610	580	1,160	885

Net interest income after provision for loan losses	2,545	3,980	5,164	8,408

OTHER INCOME:
Insurance commissions	753	928	1,816	1,824
Deposit account service charges	66	67	144	177
Gain on sale of loans	32	223	92	883
Net gain on sale of securities	8	—	10	72
Trading activity and fair value adjustments	166	(784)	(2,389)	(641)
Other operating income	24	37	67	90

Total other income	1,049	471	(260)	2,405

OTHER EXPENSES:
Salaries and employee benefits	2,131	2,195	4,425	4,578
Occupancy expense	546	461	1,091	971
Equipment expense	242	258	477	508
Operating expenses	2,424	1,580	3,814	3,036

Total other expenses	5,343	4,494	9,807	9,093

INCOME (LOSS) BEFORE INCOME TAXES	(1,749)	(43)	(4,903)	1,720
Income tax expense (benefit)	(661)	(47)	(1,737)	509

NET INCOME (LOSS)	$(1,088)	$4	$(3,166)	$1,211

Net income (loss) per common share, basic	$(0.21)	$0.00	$(0.62)	$0.22

Net income (loss) per common share, diluted	$(0.21)	$0.00	$(0.62)	$0.21

Weighted average number of shares, basic	5,106,819	5,525,720	5,106,819	5,538,599

Weighted average number of shares, diluted	5,106,819	5,837,885	5,106,819	5,881,570

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	June 30,	June 30,
	2008*	2007*
	(Dollars in thousands, except per share)
Performance Information:
For The Three Months Ended:
Average loans	$375,545	$399,047
Average earning assets	502,857	556,224
Average assets	558,105	584,642
Average non-interest bearing deposits	69,049	86,408
Average total deposits	396,373	351,074
Average interest-bearing liabilities	443,079	442,084
Average equity	43,612	54,743
Return on average assets	NM	0.00%
Return on average equity	NM	0.03%
Net interest margin (1)	2.59%	3.34%
Earnings per share, basic	$(0.21)	$0.00
Earnings per share, diluted	(0.21)	0.00

For The Six Months Ended:
Average loans	$382,565	$394,313
Average earning assets	505,234	572,684
Average assets	552,526	603,763
Average non-interest bearing deposits	67,186	93,163
Average total deposits	383,230	367,897
Average interest-bearing liabilities	437,807	451,067
Average equity	44,319	55,117
Return on average assets	NM	0.40%
Return on average equity	NM	4.43%
Net interest margin (1)	2.58%	3.33%
Earnings per share, basic (2)	$(0.62)	$0.22
Earnings per share, diluted (2)	(0.62)	0.21

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.
NM = Not Meaningful

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information

	June 30,	March 31,	December 31,	June 30,
	2008*	2008*	2007	2007*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$4,616	$6,385	$2,928	$1,555
Non-accrual loans	2,834	4,009	17,082	3,352
OREO	14,495	14,200	4,277	367

Total nonperforming assets & past due loans	$21,945	$24,594	$24,287	$5,274

Specific reserves associated with impaired loans	$1,283	$1,262	$2,163	$441

Largest components of the nonperforming assets listed above:

June 30, 2008 impaired loans (94.6% of the total)
$2.6 million which is a single family residence under construction in Northern Virginia.
$932 thousand which is a first and second trust on an office condominium in Northern Virginia.
$837 thousand which is a commercial office property in Fredericksbury, Virginia.

June 30, 2008 non-accrual loans (100% of the total)
$1.2 million which is a series of equipment loans and a line of credit to a single borrower involved in real estate development activities. (Impaired at $1.6 million as of 3/31/08)
$962 thousand to six borrowers which are consumer HELOCs.
$679 thousand which is secured by a commercial building and assets of a retail hardware and lumber company.

June 30, 2008 OREO (98% of the total)
$3.5 million which consists of three land loans all to one borrower in Northern Virginia. (Non-accrual as of 12/31/07; OREO 3/31/08)
$2.6 million on building lots in Northern Virginia. (Non-accrual as of 12/31/07;OREO 3/31/08)
$2.3 million which is farmland/development acreage in the Winchester Virginia area. (Non-accrual as of 12/31/07;OREO 3/31/08)
$2.1 million which is secured by residential building lots in Northern Virginia. (Non-accrual as of 3/31/08; OREO 6/30/08)
$2.0 million secured by a completed available for sale single family residence in Northern Virginia. (Non-accrual as of 12/31/07;OREO 3/31/08)
$675 thousand which is a single family residence in Northern Virginia. (OREO as of 6/30/08)
$585 thousand which is a two unit office condominium in Richmond, Virginia. (OREO as of 12/31/07)
$435 thousand which is a single family residence for sale in Fredericksburg, Virginia. (OREO as of 12/31/07)

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information

	June 30,	June 30,
	2008*	2007*
	(Dollars in thousands)
For The Six Months Ended:
Balance, beginning of period	$6,411	$4,377
Provision for loan losses	1,160	885

Loans charged off	(2,269)	(420)
Recoveries of loans charged off	200	57

Net charge-offs	(2,069)	(363)

Balance, end of period	$5,502	$4,899

	June 30,		March 31,		December 31,		June 30,
	2008*		2008*		2007		2007*

Ratios:
Allowance for loan losses to total loans	1.48%		1.43%		1.61%		1.26%
Allowance for loan losses to non-accrual loans	1.9	X	1.4	X	0.4	X	1.5	X
Allowance for loan losses to nonperforming assets	0.3	X	0.2	X	0.3	X	0.9	X
Nonperforming assets to total assets	3.85%		4.44%		4.48%		0.91%
Net charge-offs to average loans	0.54%		0.40%		0.95%		0.09%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	June 30, 2008		December 31, 2007		June 30, 2007
	Fair		Fair		Fair
Trading Securities	Value	Yield	Value	Yield	Value	Yield

	(Dollars in thousands)
U.S. government corporations & agencies	$46,037	5.42%	$19,547	6.11%	$19,623	4.87%
U.S. government CMOs	—	0.00%	—	0.00%	9,810	4.47%
U.S. government MBS	—	0.00%	—	0.00%	6,570	4.20%
PCMOs [1]	13,159	5.39%	20,669	5.33%	43,102	5.23%
SBA securities [2]	39,318	3.14%	44,734	5.65%	32,912	6.15%

Totals	$98,514	4.55%	$84,950	5.68%	$112,017	5.28%

[1]	All PCMOs are rated AAA by Moody’s, S&P or Fitch.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	June 30, 2008	December 31, 2007	June 30, 2007
	Fair	Fair	Fair
Fair Value Assets and Liabilities	Value	Value	Value

	(Dollars in thousands)
Trading securities	$98,514	$84,950	$112,017

Interest-bearing deposits (brokered certificates of deposit)	$78,964	$110,665	$97,620
FHLB advances	25,871	76,615	74,671

Total fair value liabilities	$104,835	$187,280	$172,291

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	June 30,	December 31,	June 30,
	2008*	2007	2007*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$8.28	$8.96	$9.79
Tier I risk-based capital ratio	10.5%	11.7%	12.7%
Total risk-based capital ratio	11.7%	12.9%	13.8%
Leverage capital ratio	8.4%	9.0%	9.7%
Total equity to total assets ratio	7.4%	8.5%	9.1%

*	Unaudited financial results